Exhibit 26(h)(ix)

Amended Schedule A to Participation Agreement dated 5-1-2015

Schedule A
to
Participation Agreement
 Between
AllianceBernstein L.P.
AllianceBernstein Investments, Inc.
and
Transamerica Capital, Inc.
Transamerica Premier Life Insurance Company
Dated
August 2, 2000

SEPARATE ACCOUNT, POLICY/CONTRACTS, FUNDS
EFFECTIVE AS OF MAY 1, 2015

SEPARATE ACCOUNT
Separate Account VA AA
Separate Account VA CC
Separate Account VA U
Separate Account VA V
WRL Series Life Account
WRL Series Life Account G

POLICY/CONTRACT
Advisor's EdgeSM Variable Annuity
Advisor's Edge SelectSM Variable Annuity
WRL Asset Advisor
WRL Associate Freedom Elite Builder
WRL Evolution
WRL ForLife
WRL Financial Freedom Builder
WRL Freedom Advisor
WRL Freedom Elite
WRL Freedom Elite Builder
WRL Freedom Elite Builder II
WRL Freedom Equity Protector
WRL Freedom Multiple
WRL Freedom Premier® III Variable Annuity
WRL Freedom Wealth Protector
WRL Xcelerator
WRL Xcelerator Focus and Exec

FUND
AB Balanced Wealth Strategy Portfolio – Class B
AB Global Thematic Growth Portfolio – Class B
AB Growth Portfolio – Class B
AB Large Cap Growth Portfolio – Class B